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                                                                  Exhibit (c)(4)
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                       Restricted Stock Option Agreement

This Restricted Stock Option Agreement is entered to be effective the 22nd day of July, 1999, between CEC RESOURCES LTD., an Alberta corporation ("CEC") with offices in Calgary, Alberta, and Patrick R. McDonald, (the "Participant").

Recitals:

A.   The Participant is President and the Chief Executive Officer of CEC.

B. The Board of Directors hereby proposes to grant to the Participant a special option to acquire common shares of CEC which have not been reserved in connection with the Employee Incentive Share Option Plan, but which have been reserved from authorized, unissued shares.

The Parties Agree As Follows:


     1.   Grant of Option.  In consideration of the services provided to CEC by
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the Participant in his capacity as President and Chief Executive Officer of CEC,
CEC hereby grants to the Participant a restricted stock option (the "Option") to acquire 20,000 Common Shares (the "Shares") of CEC at an exercise price of $4.25 (US $) per share.

     2.   Vesting.  The Option shall vest immediately.
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     3.   Exercise of Option.  The Option shall be exercisable until July 21,
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2002 (the "Termination Date"), and the Shares subject to the Option must be purchased at any time prior to the Termination Date, except as otherwise provided in Paragraph 4.

     4.   Resignation or Termination.  Upon the resignation of the Participant
          --------------------------
or the termination of employment of the Participant by CEC (together, the "Triggering Events"), the Option must be exercised, and the Shares subject to the Option must be purchased, before the earlier of (i) the Termination Date or
(ii) 30 days after the Triggering Event. Upon the death of the Participant, the Option may only be exercised, and the Shares subject to the Option may only be purchased, before the earlier of (a) the Termination Date or (b) six months after the death of the Participant.

     5.   Disability.  If the Participant becomes temporarily or permanently,
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mentally or physically, ill, injured or otherwise disabled during his employment with CEC to such an extent that he is not able to attend work on behalf of CEC, and is receiving benefits from any long-term disability plan sponsored by CEC, the Participant shall continue to have the rights granted hereunder; provided, however that if the Participant is eventually terminated by CEC, or resigns from CEC, the
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provisions of Paragraph 4 above shall apply to the timing of the Participant's exercise of the Option and purchase of Shares subject to the Option.

     6.   Adjustments.  If the outstanding shares of the class then subject to
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this Option are increased or decreased, or are changed into or exchanged for a different number or kind of shares or securities, as a result of one or more reorganizations, recapitalizations, consolidations, reclassifications, amalgamations, mergers, stock splits, reverse stock splits, stock dividends or the like, appropriate adjustments shall be made in the number and/or kind of shares or securities for which the unexercised portions of this Option may thereafter be exercised, all without any change in the aggregate exercise price applicable to the unexercised portions of this Option, but with a corresponding adjustment in the exercise price per share. No fractional share of stock shall be issued under this Option or in connection with any such adjustment. Such adjustments shall be made by or under authority of CEC's Board of Directors, whose determinations as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

     7.   Dividend Payable in Stock of Another Corporation.  If CEC shall at any
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time pay or make any dividend or other distribution upon the shares of the Class then subject to this Option payable in securities of another corporation or other property (except money or shares of the class then subject to this Option), a proportionate part of such securities or other property shall be set aside and delivered to the Participant upon exercise of the Option. Prior to the time that any such securities or other property are delivered to the Participant in accordance with the foregoing, CEC shall be the owner of such securities or other property and shall have the right to vote the securities, receive any dividends payable on such securities, and in all other respects shall be treated as the owner. If securities or other property which have been set aside by CEC in accordance with this section are not delivered to the Participant because the Option is not exercised, then such securities or property shall remain the property of CEC and shall be dealt with by CEC as it shall determine in its sole discretion.

     8.   Issuance of Shares.  CEC, in its discretion, may postpone the issuance
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and delivery of the certificates for shares issuable upon any exercise of the
Option until the completion of any stock exchange listing, or registration or other qualification thereof under any provincial, state or federal law, rule or regulation which CEC may deem necessary or appropriate; and may require the Participant to make such representations and furnish such information as it may deem appropriate in connection with the issuance of the shares in compliance with applicable law or sound corporate practice. A registration statement registering the shares issuable upon exercise of the Option under the Securities Act of 1933 of the United States may be in effect from time to time, but CEC shall have no obligation to file or keep effective any such registration statement.

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     9.   Procedure.  All or any portion of the Option may be exercised by
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completing and tendering to the Secretary of CEC an election, in the form attached hereto as Schedule A, together with a check or bank draft in payment
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for the Shares to be acquired.

     10.  Other Provisions.  This Agreement shall be binding upon and inure to
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the benefit of CEC and its successors and assigns and the Participant and the legal representative of his estate and any other person who acquires the Participant's rights in respect of the Option by bequest or inheritance, subject to the provisions of Paragraph 4 above. In all other respects, the Option and the parties' rights under this Agreement are not assignable or transferable.

     11.  No Inducement.  By executing this Agreement, the Participant confirms
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and acknowledges that he has not been induced to enter into this Agreement or acquire the Option by expectation of employment or continued employment with CEC.

     The parties have executed and delivered this Restricted Stock Option Agreement to be effective as of July 22, 1999.

                              CEC RESOURCES, LTD.

                              By: /s/ Kevin D. Struzeski
                                 -----------------------------------------

                              Title: Treasurer and Chief Financial Officer
                                    --------------------------------------

                              /s/ Patrick R. McDonald
                              --------------------------------------------
                              Patrick R. McDonald


/s/ Cindy Richardson
-------------------------
Witness

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                                   Schedule A
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                                    Election

TO:  Attention Corporate Secretary

     Pursuant to the Option granted to the undersigned on July 22, 1999 by CEC Resources, Ltd. ("CEC") pursuant to the Restricted Stock Option Agreement effective as of July 22, 1999 between the undersigned and CEC (the "Option Agreement"), the undersigned elects to purchase _____ Common Shares (the "Shares") of CEC and encloses a certified check or bank draft payable to CEC in the aggregate amount of $_______, which equals $4.25 (U.S. $) per Share.

     The undersigned requests that the Shares be registered and issued as follows in accordance with the terms of the Option Agreement:






_______________________________________________________
(Print Name as Name is to Appear on Share Certificate)


     The undersigned acknowledges that he has not been induced to purchase the Shares by expectation of employment or continued employment with CEC.



DATED this __ day of ______________, 1999.


_________________________     ______________________________
Witness                       Patrick R. McDonald

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